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                                                     EXHIBIT 23



    INDEPENDENT AUDITORS' CONSENT



    We consent to the incorporation by reference in Registration Statement No. 333-50489 on Form S-8, Registration Statement No. 333-50487 on Form S-8 and Registration Statement No. 333-50495 on Form S-8, Registration Statement No. 33-53709 on Form S-3, Registration Statement No. 33-36735 on FormS-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-59389 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-59475 on Form S-8 and Registration Statement No. 333-16555 on Form S-8 of our report dated January 20, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of Crane Co. for the year ended December 31, 1998.



    DELOITTE & TOUCHE LLP
    Stamford, Connecticut
    February 26, 1999

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